EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statements (No. 333-178840, No. 333-130763 and No. 333-91192) on Form S-8 and Registration Statement (No. 333-169540) on Form S-3 of The LGL Group, Inc. of our report dated April 1, 2013, relating to our audit of the consolidated financial statements as of December 31, 2012 and for the year then ended, which appear in this Annual Report on Form 10-K of The LGL Group, Inc. for the year ended December 31, 2012.

/s/ McGladrey LLP
Orlando, Florida
April 1, 2013